Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated June 1, 2026)	Registration No. 333-296392

ARRIVE AI INC.

$14,967,247

Common Stock

We have entered into an At-The-Market Sales Agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim” or the “Agent”) relating to shares of our common stock offered by this prospectus supplement and accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock, par value $0.0002 per share (the “Common Stock”), having an aggregate offering price of up to $14,967,247 from time to time through Maxim, acting as sales agent, at our discretion.

Our common stock is listed on The Nasdaq Global Market under the symbol “ARAI.” On June 11, 2026, the last reported sale price of our Common Stock on The Nasdaq Global Market was $0.56 per share.

As of June 1, 2026, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $44,901,742, which was calculated based on 27,213,177 shares of our outstanding common stock held by non-affiliates at a price of $1.65 per share, the closing price of our common stock on April 14, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have sold securities with an aggregate market value of $0 pursuant to General Instruction I.B.6 of Form S-3.

Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Maxim is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on terms mutually agreed to by Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Maxim for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to 2.5% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Maxim may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

Investing in our securities involves a high degree of risk, including that the trading price of our common stock has been subject to volatility. See “Risk Factors” beginning on page S-16 of this prospectus supplement, page 3 of the accompanying base prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

We are an “emerging growth company” and a “smaller reporting company” as defined in the U.S. federal securities laws and, therefore, we will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary – Implications of Being an Emerging Growth Company” and “Prospectus Supplement Summary – Implications of Being a Smaller Reporting Company”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus supplement is June 12, 2026

Prospectus dated June 1, 2026

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying base prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying base prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our Common Stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying base prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “ARAI,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Arrive AI Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our securities, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying base prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, this prospectus includes the accounts of Arrive AI Inc., a Delaware corporation, collectively referred to as “we”, “us”, “our”, “ARAI” or the “Company”.

Company Overview

Arrive AI pioneered the smart mailbox for drone deliveries, evolving into a leader in the Autonomous Last Mile (“ALM”). Today, we are transforming last-mile logistics by enabling secure, seamless exchanges between drones, robots, and people. Our mission is to connect these systems through a universal ALM network of Arrive Points™-smart lockers and mini-cross-docks-powered by an AI-driven ALM platform. This network unlocks exceptional efficiency, accelerating adoption in medical, retail, e-commerce, and beyond, making Arrive AI the intelligent choice for the final inch of automated delivery.

Our patented Arrive Points™ deliver a smart, secure, and seamless solution for automated last-mile delivery. These innovative docks streamline exchanges by eliminating manual intervention and technical barriers, ensuring efficient data validation and synchronization. With robust security, precise tracking, and support for diverse goods-including temperature-controlled options for food and medicine-Arrive Points enhance chain of custody and product integrity. By bridging physical and digital interfaces, they are paving the way for scalable, fully autonomous delivery networks.

We expect to have three primary revenue streams:

1. The Company is currently generating revenue through subscription services for Arrive Points, along with installation, support, and infrastructure agreements with customers. We intend to provide our ALM access points to both businesses and consumers through monthly and annual subscription fees. This turnkey service includes hardware, software, support, maintenance, installation/uninstallation, and financing for long-term deployed assets. Our third-generation Arrive Points (“AP3” units), began revenue operation in 2025

2. Data monetization via models and insights generated by machine learning and artificial intelligence (“ML” and “AI”). Machine learning facilitates our systems’ ability to learn and improve from experience using data patterns, while artificial intelligence encompasses broader capabilities and models to simulate human intelligence and decision-making. We plan to use both technologies distinctly:

a. Machine learning: Primarily expected to be deployed in our fourth and fifth-generation Arrive Points (“AP4” and “AP5” units) for local IoT (Internet of Things) data processing, edge computing (inferencing) for environment and transactional models, and interactions models for drones and robots.

b. Artificial intelligence: Used more broadly to analyze and derive insights from our network’s transactional and environmental data through complex AI models, but we will also leverage foundational AI models like ChatGPT or LLaMa for device-based human interactions.

3. Arrive Point Exchange. Our network of Arrive Points, the supporting software and AI plus ML, collectively create a platform that is intended to provide valuable services and insights to all stakeholders in the ALM ecosystem. For example, our automated delivery marketplace (“ADM”) will use a Google-AdSense-like market to help prioritize and optimize high-demand access schedules and space availability for our access point network. This platform will provide a broad array of critical functions for the ALM ecosystem including arrival/departure scheduling, space optimization, smart delivery notifications, micro weather conditions, local restrictions, transactional status updates, and automation issues/obstacles. These advanced capabilities will be introduced in our AP5 development and pilot program currently in development.

We differentiate ourselves through a comprehensive, integrated solution:

● Universal Compatibility: Our multi-generational Arrive Points (AP3, AP4, AP5) are being developed for universal support of all drone and robotic delivery systems, overcoming a major hurdle for widespread ALM adoption.

● End-to-End Solution: We will combine advanced hardware with a powerful software platform and AI/ML capabilities, offering a complete ecosystem for automated exchange.

● Early Market Penetration: We have already secured pilot programs with significant customers, including a regional hospital and a specialty pharmaceutical delivery company, demonstrating early validation and learning opportunities for sustainable economics.

S-2

Recent Developments

Standstill Agreement

On May 14, 2026, we entered into a Standstill Agreement (the “Standstill Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”). The Standstill Agreement was entered into in connection with that certain Securities Purchase Agreement, dated March 21, 2025, by and between us and the Investor (the “Purchase Agreement” and, together with all other documents entered into in connection therewith, the “Transaction Documents”), pursuant to which we previously sold and issued to the Investor a series of Pre-Paid Purchases.

Pursuant to the Standstill Agreement, the Investor has agreed, subject to certain conditions, to refrain from delivering Purchase Notices to us under any outstanding Pre-Paid Purchases for the period beginning on May 14, 2026 and ending on December 31, 2026 (the “Standstill Period”). Notwithstanding the foregoing, the Investor may submit purchase notices during the Standstill Period on any trading day on which our shares of common stock trade at a price that is at least fifteen percent (15%) greater than the Nasdaq Minimum Price (as defined under Nasdaq Rule 5635(d)) for such trading day.

Except as set forth in the Standstill Agreement, each outstanding pre-paid purchase remains in full force and effect in accordance with its terms. The Standstill Agreement will terminate upon the occurrence of any material breach of the Standstill Agreement by us or any event of default under any Transaction Document, at which time the Investor shall have the right to submit Purchase Notices in accordance with the applicable outstanding Pre-Paid Purchases. No additional cash or other property consideration was exchanged in connection with the Standstill Agreement.

The foregoing description of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Standstill Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Shares Issued Under Purchase Agreement and Other Shares Issued

Streeterville elected additional conversions as follows:

●	On April 9, 2026, $5,319,001 of principal was converted into 10,000,000 shares of common stock.
●	On April 16, 2026, $1,350,000 of principal was converted into 2,538,071 shares of common stock.
●	On April 21, 2026, $845,661 of principal was converted into 1,589,885 shares of common stock.

In aggregate, $7,514,662 of principal was converted into 14,127,956 shares of common stock since March 31, 2026.

Share Repurchase Program

On September 8, 2025, we announced a share repurchase program of up to $10 million of the Company’s common stock, par value $0.0002 per share, which expired March 31, 2026.

Outlook And Challenges Facing Our Business

Dependence on Streeterville Financing

Our recent financings with Streeterville Capital involve pre-paid purchase agreements that permit the investor to acquire our common shares at a discount to market price. These arrangements may cause significant shareholder dilution and could exert downward pressure on our stock price. Certain triggers, including sustained declines in our share price, could accelerate cash repayment obligations, which we may not be able to meet.

S-3

Nasdaq Listing Compliance

On March 31, 2026, we received two separate notification letters from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with certain continued listing requirements of The Nasdaq Global Market.

The first notification letter advised that we were not in compliance with Nasdaq Listing Rule 5450(b)(2)(C), which requires a minimum Market Value of Publicly Held Shares (“MVPHS Requirement”) of $15,000,000 for continued listing on The Nasdaq Global Market, as we failed to meet the MVPHS requirement for a period of 30 consecutive business days from February 11, 2026 to March 31, 2026. The second notification letter advised that we were not in compliance with Nasdaq Listing Rule 5450(b)(2)(A), which requires a minimum Market Value of Listed Securities (“MVLS Requirement”) of $50,000,000 for continued listing on The Nasdaq Global Market, as we failed to meet the MVLS requirement for a period of 30 consecutive business days from February 10, 2026 to March 30, 2026.

Both notification letters afforded us 180 calendar days, or until September 28, 2026, to regain compliance. The notification letters were previously described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026.

Both deficiencies were outstanding as of March 31, 2026. Subsequent to March 31, 2026, we regained compliance with the MVPHS Requirement. On April 24, 2026, Nasdaq notified us that we had regained compliance with Nasdaq Listing Rule 5450(b)(2)(C), and that this matter is now closed. We disclosed this development in a Current Report on Form 8-K filed with the SEC on April 28, 2026.

On June 2, 2026, we received a notice from Nasdaq notifying us that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company is provided a compliance period of 180 calendar days from the date of the Notice, or until November 30, 2026, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to November 30, 2026.

If the Company is not in compliance with the Minimum Bid Price Requirement by November 30, 2026, the Company may be afforded a second compliance period. To qualify for this additional compliance period, the Company will be required to, in addition to applying to transfer listing to Nasdaq Capital Market and paying the required fees, meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price requirement.

The MVLS and Minimum Bid Price Requirement deficiencies remains outstanding as of the date of this filing. We continue to monitor our MVLS and Minimum Bid Price and intend to regain compliance prior to the respective deadlines, though there can be no assurance that we will be able to do so. If we do not regain compliance by the deadlines, Nasdaq may initiate delisting proceedings, and our common stock could be subject to suspension and delisting from The Nasdaq Global Market. Our common stock continues to trade on Nasdaq under the symbol “ARAI,” and the outstanding MVLS and Minimum Bid Price deficiency notices have no immediate effect on the listing or trading of our common stock.

Controlled Company Status

The Company ceased to be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC on or around April 9, 2026, and is permitted to continue to rely on exemptions from certain Nasdaq corporate governance requirements within a year following such date, including the requirement that a majority of the Board consist of independent directors and the requirement that the compensation and nominating committees be composed entirely of independent directors. The Company currently relies on these exemptions.

Notwithstanding these exemptions, the Company maintains an Audit and Finance Committee composed entirely of independent directors in accordance with applicable Nasdaq and SEC requirements.

S-4

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares in our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” as defined under the Exchange Act. We may continue to be a smaller reporting company for so long as either (i) the market value of our common stock held by non-affiliates is less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700 million as of the last business day of our most recently completed second fiscal quarter. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our annual reports on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Glossary of Terms and Abbreviations

The following is a glossary of technical terms used in this prospectus:

AP1 / AP2 / AP3 / AP4 / AP5 / AP6 – Generations of Arrive Points

ADM – Automated Delivery Marketplace

AI – Artificial Intelligence

ALM – Autonomous Last Mile

AMR – Autonomous Mobile Robot

AUVS – Aerial Unmanned Vehicle Systems

Arrive Points™ – Branded term for our product

IoT – Internet of Things

ML – Machine Learning

MaaS – Mailbox as a Service

PHI – Protected Health Information

PII – Personally Identifiable Information

UAV / UAVs – Unmanned Aerial Vehicles

S-5

ALM Platform for Industry Innovation

Our integrated ALM Platform combines a physical Arrive Point™ Network, an Arrive Point Exchange, and AI Services to create a comprehensive ecosystem designed to accelerate the adoption of drone and robotic delivery.

10

Last mile platform for industry innovation

Building "Highest Common Denominator" infrastructure to support and catalyze industry innovation, similar to the original iPhone vs the feature phone industry.

50% Network-as-a-Service

ARRIVE POINT™ NETWORK

- Asynch delivery and pickup
- Multimodal network
- Secure and chain of custody

50% Transactional revenue

ARRIVE POINT™ EXCHANGE

- Dynamic pricing
- Manage gate time and space
- Doubling drone and robot ROI

AI SERVICES

- Leveraging AIoT data
- Arbitrage across delivery providers
- Growth insights for partners

Arrive Point™ Network
Arrive Point™ Exchange
AUTONOMOUS LAST MILE
AI Services

arrive ai
WWW.ARRIVEAI.COM
© 2026 ARRIVE AI INC. ALL RIGHTS RESERVED.

Our ALM Platform is designed to drive future revenue through three complementary pillars:

1. Arrive Point Network (Network-as-a-Service): This hardware-enabled network provides secure, asynchronous delivery and pickup points with features such as temperature assistance and secure chain of custody. We plan to offer access to this network through monthly and annual subscription fees, along with associated installation, support, maintenance, and infrastructure services. This turn-key Network-as-a-Service model is expected to contribute significantly to our revenue as we deploy subsequent generations of Arrive Points.

2. AI Services: Leveraging machine learning (ML) and artificial intelligence (AI), we intend to monetize the vast transactional and environmental data generated by our network. ML will primarily power edge computing and local processing in our fourth- and fifth generation Arrive Points (AP4 and AP5), while broader AI capabilities will derive actionable insights such as reverse logistics optimization, routing density and arbitrage, and growth forecasting. We also plan to integrate foundational AI models for enhanced device-based human interactions.

3. Arrive Point Exchange: Our software platform will enable dynamic pricing, management of “gate times,” and optimization of high-demand space across the Arrive Point network, functioning similarly to a Google AdSense-like marketplace. This will facilitate critical ecosystem functions including arrival/departure scheduling, space optimization, smart notifications, micro-weather data, local restrictions, transactional updates, and automation issue resolution. Advanced marketplace capabilities are planned for introduction with our AP5 units.

S-6

We differentiate ourselves through a comprehensive, integrated solution:

●	Universal Compatibility: Our multi-generational Arrive Points (AP3, AP4, AP5) are being developed to support all major drone and robotic delivery systems, addressing a key barrier to widespread ALM adoption.
●	End-to-End Solution: We combine advanced hardware, a robust software platform, and AI/ML capabilities to deliver a complete ecosystem for automated last-mile exchange.
●	Early Market Validation: We have secured pilot programs with significant customers, including a regional hospital and a specialty pharmaceutical delivery company, providing valuable learning and validation as we refine our path to sustainable economics.

Five-Year Public Plan

The future of last-mile delivery belongs to drones and robots. Arrive AI is building the essential ALM network and platform to enable this transformation. Our five-year plan targets deployment of 100,000 Arrive Points, achieving a revenue model of approximately 50% Network-as-a-Service (Arrive Point Network) and 50% Marketplace (Arrive Point Exchange) & AI Services.

12

Our 5-year plan

- The future of logistics is autonomous drone & robotic delivery
- Arrive AI is the essential Autonomous Last Mile (ALM) network & platform
- At 100,000 Arrive Points | Revenue = 50% NaaS + 50% Marketplace & AI Services

	10+ YEAR HISTORY	ACCESS TO PUBLIC MARKETS - NASDAQ DIRECT LISTING ARAI	2026	2027	2028	2029	2030
PHASE	**R&D Solutions** Early Market Learning, Deliver Solutions		**Next-gen Product Design** Transform Learning and Solutions into Scalable Product	**Next-gen Product Pilot** Interoperable Arrive Point™ Network for all ALM Strategics	**Product Refined for Scale** Learnings from 100's deployed feed AP Redesign for Scale, Unit, Economics, Manufacturing	**Product Manufacture Ramp** Scale Production of New AP to 1,000 units per month	**Scaled Network Availability** Scale Production to 10,000+ AP units per month
MOAT	Cornered Foundational Patent Portfolio		Horizontal Counterposition	Strategic Deployments	Plans for Scaling begin. Pilot-Strategics obtain priority during scaling	Network Economics + Switching Costs	Network Effects + Data Volume for AI
INVESTMENT	$15+M Crowd Funding & Angels		Use $40M+ ELOC to Develop and Scale Product	Next-gen AP Assembly, Inventory, and Deployment	Strategics' POs + Manufacturing Funding	AP Network Sponsor Financing Model	Reinvest all Revenue into Growth
GROWTH	Leading IP + Understand Market + Unique PoV		AP3 Product Improvements Realized & Sold	100+ Arrive Points™ in Pilot	1000+ Arrive Points™ Deployed	10,000+ Arrive Points™ Deployed	100,000 AP's World's First ALM Network

Plan subject to change without notice. March-2026 v8

arrive ai

WWW.ARRIVEAI.COM

© 2026 ARRIVE AI INC. ALL RIGHTS RESERVED.

This five-year plan outlines our phased approach from early market solutions and product development through pilot programs, strategic refinement, production ramp, and ultimately network scalability. Our initial deployments focused on pilot validation and iterative learning. Revenue is expected to accelerate as we scale installations and activate subscription, marketplace, and AI service models in line with the milestones shown.

Key phases include transitioning from early third generation (AP3) units toward fourth- and fifth generation (AP4 and AP5) hardware that will fully enable marketplace transactional economics and advanced AI services. Our internal stretch goals reflect ambitious network effects and rapid deployment potential as the ALM ecosystem matures.

This plan is forward-looking and subject to change without notice based on market conditions, technological advancements, strategic partnerships, and capital availability.

S-7

Competition

We recognize emerging competition from:

● Smart locker box and mailbox companies are also adapting to ALM trends and may pursue similar capabilities or business as Arrive AI

● Automation providers, like drone and robotic companies and/or operators, are now also developing point solutions for last-mile delivery handoffs and may pursue similar capabilities or business as Arrive AI

Our strategy leverages our intellectual property and technological advantages developed in AP1, AP2, AP3, AP4 and soon to be AP5, to position Arrive AI’s ALM MaaS solutions as the industry standard, anticipating that proprietary point-solutions will transition towards our broader, full-featured, universal ALM network/platform because of cost, interoperability, and customer demand for universal vs. proprietary solution lock-in.

This business foundation, combined with our strategic product rollout and strong intellectual property portfolio, positions Arrive AI to lead the transformation of ALM infrastructure and the formation of an ALM platform for the emerging ALM ecosystem, in the era that will most certainly be transformed by last-mile autonomous logistics as projected by organizations like ARK Invest in their Annual Innovation Report in the Autonomous Logistics sections.

Environmental Regulation

Our operations are subject to federal, state, and local environmental laws and regulations relating to, among other things, the handling and disposal of materials and waste. We are primarily engaged in office-based functions and research and development activities and do not conduct material manufacturing or industrial operations. Accordingly, we do not believe compliance with environmental laws and regulations has had, or is expected to have, a material effect on our capital expenditures, results of operations, or competitive position.

We generate limited quantities of electronic and office waste, which are managed in accordance with applicable laws, primarily through third-party service providers. We are not aware of any pending or threatened environmental matters that we believe would have a material adverse effect on our business, financial condition, or results of operations.

Government Regulations

The Postal Reorganization Act of 1970 created the U.S. Postal Service (“USPS”) as an independent establishment of the executive branch of the federal government. The Postal Accountability and Enhancement Act of 2006 amended the 1970 Act to give the re-named Postal Regulatory Commission revised oversight authority over many aspects of the USPS, including postal rates, product offerings and service standards. Once we begin our scaled operation and supply the market with Arrive’s ALM Mailboxes, a significant portion of our business will be subject to regulation and oversight by the USPS, posts in other major markets, and the governmental bodies that regulate the postal services themselves. These postal authorities have the power to regulate some of our current products and services and they sometimes also must approve many of our new or future product and service offerings before we can bring them to market. If new or future product and service offerings are not approved or there are significant conditions to approval, regulations on existing products or services are changed, posts utilize their position in the market or their role as product regulator to limit competition in areas where the posts themselves offer solutions, or if we fall out of compliance with the posts’ regulations, our financial performance could be adversely affected.

There has recently been heightened regulatory and enforcement focus relating to the collection, use, retention, transfer, and processing of personal data in the U.S. (at both the state and federal level), including the California Privacy Rights Act, the Virginia Consumer Data Protection Act, and other similar laws that have been or will be enacted by other jurisdictions. In addition, in the U.S., there has been increased legislative and regulatory activity related to artificial intelligence and the risks and challenges artificial intelligence poses, including the current U.S. presidential administration’s executive order to, among other things, establish artificial intelligence safety and security. An actual or alleged failure to comply with applicable U.S. or foreign data protection laws, regulations, or other data protection standards may expose us to litigation (including, in some instances, class action litigation), fines, sanctions, or other penalties, which could harm our reputation and adversely affect our business, results of operations, and financial condition. This regulatory environment is increasingly challenging, based on discretionary factors, and difficult to predict. Consequently, compliance with all applicable regulations in the various jurisdictions in which we do business may present material obligations and risks to our business, including significantly expanded compliance burdens, costs, and enforcement risks; require us to make extensive system or operational changes; or adversely affect the cost or attractiveness of the services we offer. All of these evolving compliance and operational requirements, as well as the uncertain interpretation and enforcement of laws, impose significant costs and regulatory risks that are likely to increase over time. Developing privacy legislation within the U.S. may also create limitations or added requirements on the use and collection of personal data that our ML/AI models will be built for.

S-8

The adoption of drones and autonomous robots for delivery has been gaining momentum in recent years due to the potential for increased efficiency, speed, and cost savings. However, the pace of adoption has been hindered by a variety of legal and regulatory barriers, including the Federal Aviation Administration’s (“FAA”) Beyond Visual Line of Sight (“BVLOS”) requirements. These regulations require operators to demonstrate that their drones can fly beyond the visual line of sight of the pilot or observer and still maintain safe operation. Meeting these requirements has been a significant challenge for many companies seeking to use drones for delivery and has slowed down the pace of adoption. Despite these challenges, many companies are investing heavily in developing and testing delivery drones and robots that can meet the FAA’s BVLOS requirements. As such, Arrive can expect continued progress in the adoption of drones and autonomous robots for delivery, albeit with careful consideration of legal and ethical implications, including compliance with BVLOS requirements.

Also, in our early market focus involving placing our products and providing services to medical facilities, we must also comply with the HIPAA if we handle PHI in the course of our commercial business operations. Despite the need to comply with HIPAA, we are only a provider of intelligent mailboxes and do not and will not manufacture, sell or transport medical or biological products or prescriptions, we are not and will not be subject to any regulations in those areas, for example, the Federal Food, Drug, and Cosmetic Act of 1938 and the Medical Device Amendments of 1976.

Regulations Related to the Transportation of Pharmaceutical and Biomedical Products

Even though we do not and will not manufacture, sell or transport medical or biological products or prescriptions, there are several regulations related to the transportation of pharmaceutical and biomedical products and our potential third-party service providers may be subject to such regulations, described further below.

Title 21 of the Code of Federal Regulations (CFR) regulates shipping, warehousing, distribution, and record keeping of pharmaceuticals. Because of the sensitive nature of some pharmaceutical products, there are many federal, state, and local laws that dictate how to package and transport the items. There are also several different federal agencies with oversight, including the Food and Drug Administration (“FDA”), the FDA’s role is to protect the public’s health by ensuring that the items to be consumed are safe. Prescription drugs and medical devices undergo rigorous screening and testing to ensure they work as the manufacturer claims. Within the context of pharmaceuticals, this means information on the approved temperature range for shipping, warehousing, and distribution. In addition to the FDA’s temperature control requirements, there are other requirements which include hygiene, security, and recordkeeping. The packaging procedures of manufacturers and third-party transportation providers must ensure compliance with FDA’s temperature control requirements. When transporting products that require temperatures outside the normal bounds, it usually requires a particular type of vehicle or trailer. These vans and trucks are modified to allow temperature control while traveling. This helps ensure the products stay within the safe temperature range. The modifications to the trailers and vehicles often include improved gaskets, seals, and partitions that allow the transport of products in different temperature zones. The FDA also sets state licensing laws for pharmaceutical companies.

The most relevant of the FDA requirements is the cold supply chain, which is crucial to many different industries. If products go outside of their safe temperature range, it can lead to ineffective medications, vaccines, or devices. This is what makes compliance so crucial in the medical community. For most products, storage and transportation are easy so long as the temperature range remains between 55- and 77-degrees Fahrenheit, but once outside of that comfortable range, things start to become more challenging. Within the cold supply chain, there are four different steps. The first stage is where the supply is from, such as the factory or plant. The second step is the transportation stage. This stage can occur multiple times and is when the medical devices or medication are on the transport vehicle. The third step, storage, is whenever the product is in a cold storage location before arriving at its final destination. This step also has the possibility of happening more than once. The last step is arrival at the market when the products reach the buyers. This is the stage where the items remain before being sold or administered. Our Company will not guarantee the temperature of any of these items as this is a requirement applicable to manufacturers and transportation third parties in connection with their packaging procedures.

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Transportation: Transporting products that require temperatures outside the normal bounds usually requires a particular type of vehicle or trailer. These vans and trucks are modified to allow temperature control while traveling. This helps ensure the products stay within the safe temperature range. The modifications to the trailers and vehicles often include improved gaskets and seals. Some even have partitions that allow the transport of products in different temperature zones.

Storage: For storage purposes, one must ensure the warehouses will remain compliant with the temperature requirements. Some warehouses have a backup generator in the event of power loss. This will make sure that temperature-sensitive products aren’t lost or damaged. Security, another critical aspect of FDA regulation, is the requirement for who can be around the products while in transit. There are rules about who can and is allowed in proximity to pharmaceuticals. Hygiene, like in restaurants, the FDA is responsible for overseeing the storage conditions of products. Anywhere that the pharmaceuticals are stored must provide adequate cleaning, proper ventilation, and safe storage practices to ensure nothing happens to the products. Recordkeeping, there is a requirement for accurate recordkeeping, which is a requirement for anybody following the FDA-approved pharmaceutical shipping regulations. This work is crucial for products to arrive protected. Being able to provide such documentation also ensures the responsible party pays the cost of any non-compliance problems, including any fines or replacements.

Department of Transportation (DOT): Several scenarios may include the involvement of the Department of Transportation in connection with the transport of pharmaceutical products. This is often in connection with the transportation of hazardous materials. Any planned delivery route must comply with all requirements for the transport of whatever item that has the hazardous materials label. Another government agency applicable to pharmaceutical transportation is the Drug Enforcement Agency (“DEA”). This group gets involved because many different medications double as controlled substances, thanks to the risk of generating addiction. These medications can be anything from painkilling opiates to medicines that address other chronic illnesses. Whatever the individual medical product is, the DEA will be involved if there is the possibility of theft.

These regulations have a significant impact on the operations and responsibilities of third parties, such as those who have autonomous mobile robots (“AMRs”) and drone operations, or those imposed on medical facilities regarding control and preservation of certain medications considered perishable or which may need refrigeration. Although they are not directly applicable to our own business and future operations, these regulations related to aviation, medical and biological operations are applicable to our partners by, for example, increasing their compliance cost and financial burden, and may thereby be unwilling to transition to a smarter and more modern mailbox provider like us. Our intended operations will comply with the specific requirements for each application as defined by the third parties responsible for compliance.

Intellectual Property

Arrive AI’s intellectual property consists of patents, trademarks and trade secrets. Arrive AI’s trade secrets consist of research and development and know-how, all of which we seek to protect, in part, by confidentiality agreements. To protect Arrive AI’s intellectual property, Arrive relies on a combination of laws and regulations, as well as contractual restrictions. Federal trademark law protects Arrive AI’s registered trademarks. Arrive also relies on the protection of laws regarding unregistered copyrights for certain content Arrive creates, as well as trade secret laws to protect Arrive AI’s proprietary technology.

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Trademarks

Arrive has 3 registered trademarks, all of which are being used in commerce, 6 allowed, and 3 pending trademarks:

No.	Mark	Filed	Serial No	Granted	Reg. No
1	DRONEDEK (words)	July 18, 2019	88522545	June 29, 2021	6399323

2	DRONEDEK	December 29, 2020	90426343	April 5, 2022	6689433

3	AIRBOX	Jan. 28, 2016	86890454	Nov. 07, 2017	5330373

4	MAAS - MAILBOX AS A SERVICE	May 6, 2022	97399527	Allowed June 20, 2023

5	THE LAST INCH OF THE LAST MILE	May 6, 2022	97399520	Allowed June 20, 2023

6	ARRIVE	June 20, 2022	97466319	Allowed June 20, 2023

7	ARRIVAL POINT	June 20, 2022	97466345	Allowed June 20, 2023

8	ARRIVE PAY	June 20, 2022	97466377	Allowed June 20, 2023

9	ARRIVE POINTS	June 20, 2022	97466382	Allowed June 20, 2023

10	Arrive - Beyond Delivered	Jan 7, 2024	98345734	Pending

11	Arrive Technology	Jan 7, 2024	98345739	Pending

12	Arrive Go	Jan 7, 2024	98345744	Pending

Arrive has several other trademarks under consideration.

Patents

Arrive has ten (10) approved, registered, and issued United States patents as of June 1, 2026. Arrive AI has two (2) additional patent applications in the examination process by the United States Patent and Trademark Office (“USPTO”). addition, there are seventy-seven (77) non-U.S. patent applications in process. Eight (8) National/non-US Patents have been issued (based on US Patents 2, 4, and 5), five (5) more are allowed, and 65 are pending. Most of these first group of smart/ interactive boxes were related to the original drone deliveries. From the Air Box acquisition, Arrive AI added four (4) of the granted US patents, one (1) US patent pending applications, and one (1) international patent pending in the totals below. These additional business acquisitions and technological developments are focused on receiving multiple packages and allowing multiple users. These foundational patents as well as the newly acquired technology (listed below) consisted of more than 130 patent claims for tracking packages as well as for collecting data from multiple shipping companies and the commercial and residential customers.

Patents and Patents Pending: DRONEDEK was initially granted the first US Patent in 2017 with 2014 priority. A second was granted in 2019 with priority back to the original. A third was issued August 29, 2023, in connection with the expanding floor and homeowners’ recess into ground. The fourth and fifth US patents were issued in 2025. One was the Hot/Cold assist patent and the other represents a unit capable of trimode use – deliveries and shipments from a courier (human), a drone, and/or an automated robot. Arrive also owns four (4) fully-issued US patents acquired through the purchase of Airbox assets in 2023. The multi-user applications are starting to enter the National phase in twelve (12) other countries and the EU. Next generation AP4/5/6 (Arrive Point) will soon be in the provisional stage. The seventy-seven (77) non-US patent applications include the expanding floor, hot/cold assist, and multi-unit which are in national phases in 23 other countries at various levels of exam. Arrive has continued to bolster its protected features and functions with additional patents which are currently pending (see table below).

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Optional features protected by the patents and applications include: a sensor-equipped, fully autonomous landing pad receptacle; a receptacle for receiving or sending food, medicine, groceries, or parcels; a secure receptacle on a porch, roof, window, house, building, existing edifice or mailbox post; interior temperature control (hot and cold holding section); a curved bottom to mitigate damage to the parcel from abrupt drops; infrared, ultraviolet or ozone virus and bacteria prevention including anthrax and COVID; detection of explosive materials; in-ground vaults for home owners association also known as “HOA” restrictions; mobility on trucks, boats and trailers; weather monitoring station, traffic, human and pet movement with facial recognition cameras; powered by a solar panel and/or 110-volt electrical; assist mechanism for robot/aerial unmanned vehicle systems (“AUVS”); and a charging station or battery exchange to the drones, unmanned aerial vehicles (“UAVs”), and units capable of trimode use (Couriers, Unmanned Robots, and Drones).

International Patents Pending: Patents pending are based on the PCT and World Intellectual Property Organization (“WIPO”). International filings are focused on those global markets that provide the best commercial opportunity (the top 20 nations representing over 80% of the global economy). National patents for various countries have been assessed and are being examined in various stages depending on the country’s rules.

Trademarks: DRONEDEK holds three US trademarks registered, an additional eleven are allowed and ready to show use or pending approval; other marks for US and foreign applications are under consideration for protecting the brands with the transition to ARRIVE.

Licenses: DRONEDEK has an exclusive license to all the patents described herein from the inventor and CEO of Arrive, Daniel S. O’Toole. The details of the terms of use for these licenses are further described herein under the section Exclusive Patent License Agreement. New patent applications emerging from the engineers and technicians with Arrive AI are protected by language and IP agreements in the handbook and employee intake documents and hiring process.

	DD - Original Development by Dronedek				AB - Acquired from AirBox
	COUNTRY	SERIAL NO.	FILING DATE	PATENT or Publication NO.	TITLE	STATUS	ANTICIPATED EXPIRATION DATE
DD1	U.S.	14/565,418	12/09/2014	9,840,340	Drone Docking Station and Delivery System	Granted in U.S. 12/12/2017	12/09/2034

DD2	U.S.	15/328,027	11/21/2015	10,457,421	Drone Docking Station and Delivery System	Granted in U.S. 10/29/2019	11/21/2035

DD3	U.S.	17233624	04/19/2021	11,738,883	Expanding Floor/Accordion drone docking station	Granted in U.S. 08/29/2023	04/19/2040

DD3A	International 22 countries plus the EU	PCT/US21/27879	04/19/2021	WO 2021 - 216397	Expanding Floor/Accordion drone docking station	Pending Internationally Ready for National stage - 23 countries	04/19/2040

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DD4	U.S.	17233635	04/19/2021	12,304,671	Hot and Cold Section drone docking station Temperature Controlled Device	Granted in U.S. 05/20/2025	04/19/2040

DD4A	International 22 countries plus the EU	PCT/US21/27895	04/19/2021	WO2021 - 216407A1	Hot and Cold Section drone docking station Temperature Controlled Device	Pending Internationally Ready for National stage - 23 countries	04/19/2040

DD4B	U.S.	19/173,731	07/25/2023	US 2025-0325133	CIP Hot and Cold Section Drone Docking Station Temperature Controlled Device	Pending in U.S.	07/25/2043

DD5	U.S.	18208803	06/12/2023	12,591,840	CIP Device and system for an autonomous mobile robot, drone, and/or courier to deliver, hold, protect, and return parcels for multi-users in both residential and commercial applications	Granted in U.S. 3/31/2026	11/20/2044

DD5A	International 12 countries plus the EU	PCT/US23/25086	06/12/2023	WO2023244549A1	CIP Device and system for an autonomous mobile robot, drone, and/or courier to deliver, hold, protect, and return parcels for multi-users in both residential and commercial applications	Pending Internationally Ready for National stage - 24 countries	06/12/2043

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DD6	U.S.	18226016	07/25/2023	12,387,072	CIP A Smart Mailbox receptacle and platform to ship packages and goods from a Trimodal system that includes a courier service, an automated vehicle or robot, and/or an unmanned drone	Granted in US 08/12/2025	07/25/2043

AB1	U.S.	15018696	02/08/2016	US 10,210,475	Air Box - Systems, devices, and/or methods for managing drone deliveries	Granted in US 1/30/2019	02/08/2036

AB2	U.S.	16846280	04/11/2020	US 11,905,013	Air Box - Systems, Devices, and/or Methods for Managing Drone Tethering	Granted in US 02/20/2024	04/11/2040

AB3	U.S.	18/078,985	12/11/2022	12,369,736	Air Box CIP - Systems, Devices, and/or Methods for Managing Drone Deliveries	Granted in US 07/29/2025.	12/11/2042

AB4	U.S.	16/054,305	08/3/2018	US 11,556,887	Air Box -Systems, devices, and/or methods for managing drone deliveries.	Granted in U.S. 01/17/2023	08/03/2038

●	Anticipated expiration is the terminology used since maintenance fees are required to be paid to assure the full amount of twenty years. Management is not aware of any circumstances that would prevent the timely payment of the maintenance fees as they become due.

●	Maintenance fees are payments to keep the patents active (alive). These payments are made to the patenting agency for that country or nation. For example, in the U.S., the regulatory action and fees are made to the USPTO. For other countries, the payment of fees is commonly paid to the patent regulatory office, specific for each country, where the patent application was originally examined, approved, and issued.

●	The regulatory maintenance fee (often called an annuity) is paid every year for most countries. However, for patents issued from the USPTO, the maintenance fee for each of the issued patent is due at 3 to 3.5 years, then at 7 to 7.5 years, and finally 11 to 11.5 years, respectively, after the date of issue with no early payment options. In the event of a late payment, there is a “six-month grace period” to reactivate a late, unintentional, missed payment of the fee, but a surcharge will be incurred during such grace period at 3.5 to 4 years, 7.5 to 8 years, and 11.5 to 12 years, respectively, after the date of issue.

●	The Company will be responsible for paying patent issue fee, maintenance fees, and annuity fees due on each patent granted, transferred, or licensed to it.

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OFFERING SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying base prospectus, and the information referred to under the heading “RISK FACTORS” in this prospectus supplement on page S-16 and on page 3 of the accompanying base prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Issuer	Arrive AI Inc.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $14,967,247.

Manner of offering	“At The Market Offering” that may be made from time to time through our sales agent, Maxim. See “Plan of Distribution” on page S-19.

Common Stock Trading symbol	Our Common Stock is traded on the Nasdaq Global Market under the symbol “ARAI”.

Use of proceeds	We intend to use the net proceeds from the offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement beginning on page S-16 and the accompanying base prospectus beginning on page 3 for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

S-15

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for working capital and general corporate purposes, which may include funding our ongoing commercial operations and product development, sales and marketing activities, capital expenditures, and general and administrative expenses. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our commercial operations, our product development efforts, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

Sales of our common stock in this offering, or the perception that such sales may occur, could cause a drop in the market price of our common stock.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $14,967,247 from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering could have the effect of depressing the market price of our common stock.

We may sell additional shares of our common stock to fund our operations, which sales may occur during or immediately after sales pursuant to this offering are commenced, which would result in dilution to our shareholders.

In order to raise additional funds to support our operations, we may sell additional shares of our common stock, which would result in dilution to all of our shareholders that may adversely impact our business. See “Dilution.” In particular, at any time, including during the pendency of this offering, we may sell additional shares of our common stock, other than pursuant to this offering, in amounts that may be material to us, which may be in amounts that are equal to or greater than the size of this offering, including, without limitation, through underwritten public offerings, privately negotiated transactions, block trades, or any combination of the above, subject, in certain circumstances, to the consent of the Agent. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

S-16

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC. Such statements include, without limitation, statements regarding our expectations, hopes, or intentions regarding the future. Statements that are not historical fact are forward-looking statements. These forward looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “may,” and “assume,” as well as variations of such words and similar expressions referring to the future. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act, and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus supplement are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2025, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All readers are cautioned that the forward-looking statements contained in this prospectus supplement and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. All forward-looking statements in this prospectus supplement and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, which may include funding our ongoing commercial operations and product development, sales and marketing activities, capital expenditures, working capital, and general and administrative expenses. We may also use a portion of the net proceeds to repay outstanding indebtedness, including amounts outstanding under our Pre-Paid Purchase Agreements with Streeterville Capital, LLC.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is presently listed on The Nasdaq Global Market under the symbol “ARAI”. On June 10, 2026, the last reported sale price of our common stock was $0.48.

Holders

As of June 1, 2026, we had approximately 9,376 registered holders of record of our common stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-17

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of March 31, 2026 was approximately $(1.129) million, or approximately $(0.03) per share of common stock based upon 37,731,391 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2026.

After giving effect to the sale of 31,181,764 shares of our common stock at an assumed offering price of $0.48 per share, the last reported sale price of our common stock on Nasdaq on June 10, 2026, and after deducting offering commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of March 31, 2026 would have been approximately $13.464 million, or $0.20 per share of common stock. This represents an immediate increase in net tangible book value of $0.23 per share to our existing stockholders and an immediate dilution of $0.28 per share to new investors in this offering at the assumed public offering price.

The following table illustrates this calculation on a per share basis:

Assumed public offering price per share		$0.48
Net tangible book value per share as of March 31, 2026	$(0.03)
Increase per share attributable to the offering	$0.23
As adjusted net tangible book value per share after giving effect to the offering		$0.20
Dilution per share to new investors in this offering		$0.28

An increase of $0.25 per share in the price at which the shares are sold from the assumed public offering price of $0.48 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $14,967,247 is sold at that price, would increase the dilution in net tangible book value per share to new investors in this offering to $0.50 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed public offering price of $0.48 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $14,967,247 is sold at that price, would decrease the dilution in net tangible book value per share to new investors in this offering to $0.10 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes.

The number of shares of our common stock to be outstanding immediately after this offering is based on 31,181,764 shares of our common stock outstanding as of March 31, 2026, and excludes:

●	107,741 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2026;

●	607,493 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2026 with a weighted average exercise price of $0.80;

●	4,024,760 shares of our common stock issuable upon the vesting of outstanding restricted stock units as of March 31, 2026; and

●	2,228,615 shares of our common stock available as of March 31, 2026 for future grant or issuance pursuant to our 2023 Equity Incentive Plan.

The foregoing table does not give effect to the exercise of any outstanding warrants or stock options. To the extent warrants or stock options are exercised, there may be further dilution to new investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering up to $14,967,247 in shares of our Common Stock.

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” starting on page 17 of the accompanying base prospectus.

Transfer Agent

The transfer agent and registrar for our common stock is Odyssey Transfer and Trust Company. The transfer agent and registrar’s address is 2155 Woodlane Drive, Suite 100, Woodbury, MN 55125. The transfer agent and registrar can be contacted by phone at: (612) 482-5100 or (888) 290-1175.

S-18

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Maxim, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $14,967,247, from time to time through Maxim acting as a sales agent. Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. The Sales Agreement has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on June 12, 2026, which is incorporated by reference in this prospectus supplement.

Each time we wish to issue and sell common stock, we will notify Maxim of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Maxim, unless Maxim declines to accept the terms of the notice, Maxim has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. We or Maxim may suspend the offering of shares of common stock being made through Maxim under the Sales Agreement upon proper notice to the other party.

We will pay Maxim commissions for its services in acting as agent in the sale of our common stock. Maxim will be entitled to compensation at a commission rate equal to 2.5% of the aggregate gross sales price of the shares sold. Because there is no minimum offering amount in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Settlement for sales of common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim or required by applicable regulation in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Maxim may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all the shares of our common stock subject to the Sales Agreement having an aggregate offering price of $14,967,247, or (2) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement at any time upon five (5) days’ prior notice following the six month anniversary of the date of the Sales Agreement, and Maxim may terminate the Sales Agreement at any time upon five (5) days’ prior notice.

To the extent required by Regulation M promulgated under the Exchange Act, Maxim will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

This prospectus in electronic format may be made available on a website maintained by Maxim, and Maxim may distribute this prospectus and the accompanying base prospectus electronically.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

S-19

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Lucosky Brookman LLP. Certain legal matters will be passed upon for the sales agent by Pryor Cashman LLP, New York, New York.

EXPERTS

The financial statements of Arrive AI Inc. as of and for the year ended December 31, 2025, incorporated by reference in this prospectus and elsewhere in this Registration Statement, have been audited by Stephano Slack LLC, an independent registered public accounting firm, as set forth in their report, which contains an explanatory paragraph relating to substantial doubt about Arrive AI Inc.’s ability to continue as a going concern, incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The financial statements of Arrive AI Inc. as of and for the year ended December 31, 2024, incorporated by reference in this prospectus and elsewhere in this Registration Statement, have been audited by Assurance Dimensions LLC, an independent registered public accounting firm, as set forth in their report, which contains an explanatory paragraph relating to substantial doubt about Arrive AI Inc.’s ability to continue as a going concern, incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

Resignation of Independent Registered Public Accounting Firm

On April 4, 2025, in conjunction with its exit from providing audit services to publicly traded companies, Assurance Dimensions, LLC (“Assurance Dimensions”) resigned from its role as independent registered public accounting firm for Arrive AI Inc. (the “Company”). Assurance Dimensions’ reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024, and December 31, 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2024 and December 31, 2023, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and Assurance Dimensions on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Assurance Dimensions’ satisfaction, would have caused Assurance Dimensions to make reference to the subject matter of any such disagreement in connection with its reports for such years, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Assurance Dimensions with a copy of the above disclosures and requested that Assurance Dimensions furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of Assurance Dimensions’ letter dated April 16, 2025 is filed as Exhibit 16.1 to our Direct Listing Registration Statement.

Newly Engaged Independent Registered Public Accounting Firm

On April 18, 2025, the Company engaged Stephano Slack LLC (“Stephano Slack”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the Company’s fiscal years ended December 31, 2024 and December 31, 2023, neither the Company nor anyone on its behalf has consulted with Stephano Slack regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Stephano Slack concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

S-20

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026;

●	Our Quarterly Report on Form 10-Q for three months ended June 30, 2025, filed with the SEC on August 14, 2025, as amended on April 15, 2026, our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, filed with the SEC on November 14, 2025, as amended, on April 15, 2026, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 15, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on January 30, 2026, April 3, 2026, April 14, 2026, April 28, 2026, May 18, 2026, June 5, 2026, and June 12, 2026; and

●	The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on May 12, 2025, as amended on May 13, 2025.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Dan O’Toole

Chairman & Chief Executive Officer

9100 Fall View Drive

Fishers, Indiana 46037

Telephone: (463) 270-0092

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

S-21

Preliminary Prospectus

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities. Our Common Stock is listed on The Nasdaq Global Market and trades under the symbol “ARAI.”

We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis.

The aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $44,901,742, based on 51,859,347 shares of outstanding Common Stock as of June 1, 2026, of which approximately 24,646,170 shares were held by affiliates, and based on the closing sale price of our Common Stock of $1.65 on April 14, 2026.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us pursuant to this registration statement during any 12 calendar months immediately prior to, and including, the date of each sale exceed one-third of the aggregate market value of our Common Stock held by non-affiliates. Based on the aggregate non-affiliate market value set forth above of approximately $44,901,742, the maximum aggregate offering amount that we may sell pursuant to this registration statement during any 12-month period is approximately $14,967,247, which is one-third of $44,901,742. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus. Separately, we note that during this period our existing convertible note holder has converted notes into and resold shares of our common stock pursuant to a separately effective resale registration statement on Form S-1; such resales were not made by us and do not reduce the amount available under this registration statement. Accordingly, the maximum aggregate offering amount available under this registration statement as of the date hereof is approximately $14,967,247.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements.

See the “Risk Factors” section of this prospectus on page 3, our filings with the SEC, and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2026.

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ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a Registration Statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time, up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus we will provide a prospectus supplement, incorporate information or document by reference into this prospectus or a related free writing prospectus or use other offering materials, as applicable, containing more specific information about the terms of the securities that are then being offered. We may also authorize one or more related free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information or document incorporated by reference, and any related free writing prospectus or other offering materials, as applicable, we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we incorporate by reference into this prospectus, including, without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information or document incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement, and any related free writing prospectus or other offering materials, as applicable, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

You should rely only on the information we have provided in, or incorporated by reference into, this prospectus, any applicable prospectus supplement, and any related free writing prospectus or other offering materials, as applicable. We have not authorized anyone to provide you with different information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable.

Neither the delivery of this prospectus nor any sale made under it implies that there has not been any change in our business or affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable, is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any related free writing prospectus, or other offering materials, as applicable, or any sale of a security.

The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The Registration Statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein; but, reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

When we refer to “ARAI,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Arrive AI Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

1

AVAILABLE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus. This prospectus, which is a part of that Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the Registration Statement and the exhibits filed with the Registration Statement. A copy of the Registration Statement and the exhibits filed with the Registration Statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements, and other information with the SEC. Such periodic reports, proxy statements, and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at ArriveAI.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026;

●	Our Quarterly Report on Form 10-Q for three months ended June 30, 2025, filed with the SEC on August 14, 2025, as amended on April 15, 2026, our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, filed with the SEC on November 14, 2025, as amended, on April 15, 2026, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 15, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on January 30, 2026, April 3, 2026, April 14, 2026, April 28, 2026, and May 18, 2026; and

●	The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on May 12, 2025, as amended on May 13, 2025.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after (i) the date of the initial Registration Statement and prior to effectiveness of the Registration Statement and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

2

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to Arrive AI Inc., 9100 Fall View Drive Fishers, Indiana 46037, (463) 270-0092.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC. Such statements include, without limitation, statements regarding our expectations, hopes, or intentions regarding the future. Statements that are not historical fact are forward-looking statements. These forward looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “may,” and “assume,” as well as variations of such words and similar expressions referring to the future. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act, and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2025, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

3

BUSINESS

Company Overview

Arrive AI pioneered the smart mailbox for drone deliveries, evolving into a leader in the Autonomous Last Mile (“ALM”). Today, we are transforming last-mile logistics by enabling secure, seamless exchanges between drones, robots, and people. Our mission is to connect these systems through a universal ALM network of Arrive Points™-smart lockers and mini-cross-docks-powered by an AI-driven ALM platform. This network unlocks exceptional efficiency, accelerating adoption in medical, retail, e-commerce, and beyond, making Arrive AI the intelligent choice for the final inch of automated delivery.

Our patented Arrive Points™ deliver a smart, secure, and seamless solution for automated last-mile delivery. These innovative docks streamline exchanges by eliminating manual intervention and technical barriers, ensuring efficient data validation and synchronization. With robust security, precise tracking, and support for diverse goods-including temperature-controlled options for food and medicine-Arrive Points enhance chain of custody and product integrity. By bridging physical and digital interfaces, they are paving the way for scalable, fully autonomous delivery networks.

We expect to have three primary revenue streams:

1. The Company is currently generating revenue through subscription services for Arrive Points, along with installation, support, and infrastructure agreements with customers. We intend to provide our ALM access points to both businesses and consumers through monthly and annual subscription fees. This turnkey service includes hardware, software, support, maintenance, installation/uninstallation, and financing for long-term deployed assets. Our third-generation Arrive Points (“AP3” units), began revenue operation in 2025

2. Data monetization via models and insights generated by machine learning and artificial intelligence (“ML” and “AI”). Machine learning facilitates our systems’ ability to learn and improve from experience using data patterns, while artificial intelligence encompasses broader capabilities and models to simulate human intelligence and decision-making. We plan to use both technologies distinctly:

a. Machine learning: Primarily expected to be deployed in our fourth and fifth-generation Arrive Points (“AP4” and “AP5” units) for local IoT (Internet of Things) data processing, edge computing (inferencing) for environment and transactional models, and interactions models for drones and robots.

b. Artificial intelligence: Used more broadly to analyze and derive insights from our network’s transactional and environmental data through complex AI models, but we will also leverage foundational AI models like ChatGPT or LLaMa for device-based human interactions.

3. Arrive Point Exchange. Our network of Arrive Points, the supporting software and AI plus ML, collectively create a platform that is intended to provide valuable services and insights to all stakeholders in the ALM ecosystem. For example, our automated delivery marketplace (“ADM”) will use a Google-AdSense-like market to help prioritize and optimize high-demand access schedules and space availability for our access point network. This platform will provide a broad array of critical functions for the ALM ecosystem including arrival/departure scheduling, space optimization, smart delivery notifications, micro weather conditions, local restrictions, transactional status updates, and automation issues/obstacles. These advanced capabilities will be introduced in our AP5 development and pilot program currently in development.

We differentiate ourselves through a comprehensive, integrated solution:

● Universal Compatibility: Our multi-generational Arrive Points (AP3, AP4, AP5) are being developed for universal support of all drone and robotic delivery systems, overcoming a major hurdle for widespread ALM adoption.

● End-to-End Solution: We will combine advanced hardware with a powerful software platform and AI/ML capabilities, offering a complete ecosystem for automated exchange.

● Early Market Penetration: We have already secured pilot programs with significant customers, including a regional hospital and a specialty pharmaceutical delivery company, demonstrating early validation and learning opportunities for sustainable economics.

4

Recent Developments

Standstill Agreement

On May 14, 2026, we entered into a Standstill Agreement (the “Standstill Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”). The Standstill Agreement was entered into in connection with that certain Securities Purchase Agreement, dated March 21, 2025, by and between us and the Investor (the “Purchase Agreement” and, together with all other documents entered into in connection therewith, the “Transaction Documents”), pursuant to which we previously sold and issued to the Investor a series of Pre-Paid Purchases.

Pursuant to the Standstill Agreement, the Investor has agreed, subject to certain conditions, to refrain from delivering Purchase Notices to us under any outstanding Pre-Paid Purchases for the period beginning on May 14, 2026 and ending on December 31, 2026 (the “Standstill Period”). Notwithstanding the foregoing, the Investor may submit purchase notices during the Standstill Period on any trading day on which our shares of common stock trade at a price that is at least fifteen percent (15%) greater than the Nasdaq Minimum Price (as defined under Nasdaq Rule 5635(d)) for such trading day.

Except as set forth in the Standstill Agreement, each outstanding pre-paid purchase remains in full force and effect in accordance with its terms. The Standstill Agreement will terminate upon the occurrence of any material breach of the Standstill Agreement by us or any event of default under any Transaction Document, at which time the Investor shall have the right to submit Purchase Notices in accordance with the applicable outstanding Pre-Paid Purchases. No additional cash or other property consideration was exchanged in connection with the Standstill Agreement.

The foregoing description of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Standstill Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Shares Issued Under Purchase Agreement and Other Shares Issued

Streeterville elected additional conversions as follows:

●	On April 9, 2026, $5,319,001 of principal was converted into 10,000,000 shares of common stock.
●	On April 16, 2026, $1,350,000 of principal was converted into 2,538,071 shares of common stock.
●	On April 21, 2026, $845,661 of principal was converted into 1,589,885 shares of common stock.

In aggregate, $7,514,662 of principal was converted into 14,127,956 shares of common stock since March 31, 2026.

Share Repurchase Program

On September 8, 2025, we announced a share repurchase program of up to $10 million of the Company’s common stock, par value $0.0002 per share, which expired March 31, 2026.

Outlook And Challenges Facing Our Business

Dependence on Streeterville Financing

Our recent financings with Streeterville Capital involve pre-paid purchase agreements that permit the investor to acquire our common shares at a discount to market price. These arrangements may cause significant shareholder dilution and could exert downward pressure on our stock price. Certain triggers, including sustained declines in our share price, could accelerate cash repayment obligations, which we may not be able to meet.

5

Nasdaq Listing Compliance

On March 31, 2026, we received two separate notification letters from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with certain continued listing requirements of The Nasdaq Global Market.

The first notification letter advised that we were not in compliance with Nasdaq Listing Rule 5450(b)(2)(C), which requires a minimum Market Value of Publicly Held Shares (“MVPHS Requirement”) of $15,000,000 for continued listing on The Nasdaq Global Market, as we failed to meet the MVPHS requirement for a period of 30 consecutive business days from February 11, 2026 to March 31, 2026. The second notification letter advised that we were not in compliance with Nasdaq Listing Rule 5450(b)(2)(A), which requires a minimum Market Value of Listed Securities (“MVLS Requirement”) of $50,000,000 for continued listing on The Nasdaq Global Market, as we failed to meet the MVLS requirement for a period of 30 consecutive business days from February 10, 2026 to March 30, 2026.

Both notification letters afforded us 180 calendar days, or until September 28, 2026, to regain compliance. The notification letters were previously described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026.

Both deficiencies were outstanding as of March 31, 2026. Subsequent to March 31, 2026, we regained compliance with the MVPHS Requirement. On April 24, 2026, Nasdaq notified us that we had regained compliance with Nasdaq Listing Rule 5450(b)(2)(C), and that this matter is now closed. We disclosed this development in a Current Report on Form 8-K filed with the SEC on April 28, 2026.

The MVLS deficiency remains outstanding as of the date of this filing. We continue to monitor our MVLS and intend to regain compliance prior to the September 28, 2026 deadline, though there can be no assurance that we will be able to do so. If we do not regain compliance by September 28, 2026, Nasdaq may initiate delisting proceedings, and our common stock could be subject to suspension and delisting from The Nasdaq Global Market. Our common stock continues to trade on Nasdaq under the symbol “ARAI,” and the outstanding MVLS deficiency notice has no immediate effect on the listing or trading of our common stock.

Controlled Company Status

The Company ceased to be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC on or around April 9, 2026, and is permitted to continue to rely on exemptions from certain Nasdaq corporate governance requirements within a year following such date, including the requirement that a majority of the Board consist of independent directors and the requirement that the compensation and nominating committees be composed entirely of independent directors. The Company currently relies on these exemptions.

Notwithstanding these exemptions, the Company maintains an Audit and Finance Committee composed entirely of independent directors in accordance with applicable Nasdaq and SEC requirements.

Glossary of Terms and Abbreviations

The following is a glossary of technical terms used in this prospectus:

AP1 / AP2 / AP3 / AP4 / AP5 / AP6 – Generations of Arrive Points

ADM – Automated Delivery Marketplace

AI – Artificial Intelligence

ALM – Autonomous Last Mile

AMR – Autonomous Mobile Robot

AUVS – Aerial Unmanned Vehicle Systems

Arrive Points™ – Branded term for our product

IoT – Internet of Things

ML – Machine Learning

MaaS – Mailbox as a Service

PHI – Protected Health Information

PII – Personally Identifiable Information

UAV / UAVs – Unmanned Aerial Vehicles

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ALM Platform for Industry Innovation

Our integrated ALM Platform combines a physical Arrive Point™ Network, an Arrive Point Exchange, and AI Services to create a comprehensive ecosystem designed to accelerate the adoption of drone and robotic delivery.

Our ALM Platform is designed to drive future revenue through three complementary pillars:

1. Arrive Point Network (Network-as-a-Service): This hardware-enabled network provides secure, asynchronous delivery and pickup points with features such as temperature assistance and secure chain of custody. We plan to offer access to this network through monthly and annual subscription fees, along with associated installation, support, maintenance, and infrastructure services. This turn-key Network-as-a-Service model is expected to contribute significantly to our revenue as we deploy subsequent generations of Arrive Points.

2. AI Services: Leveraging machine learning (ML) and artificial intelligence (AI), we intend to monetize the vast transactional and environmental data generated by our network. ML will primarily power edge computing and local processing in our fourth- and fifth generation Arrive Points (AP4 and AP5), while broader AI capabilities will derive actionable insights such as reverse logistics optimization, routing density and arbitrage, and growth forecasting. We also plan to integrate foundational AI models for enhanced device-based human interactions.

3. Arrive Point Exchange: Our software platform will enable dynamic pricing, management of “gate times,” and optimization of high-demand space across the Arrive Point network, functioning similarly to a Google AdSense-like marketplace. This will facilitate critical ecosystem functions including arrival/departure scheduling, space optimization, smart notifications, micro-weather data, local restrictions, transactional updates, and automation issue resolution. Advanced marketplace capabilities are planned for introduction with our AP5 units.

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We differentiate ourselves through a comprehensive, integrated solution:

●	Universal Compatibility: Our multi-generational Arrive Points (AP3, AP4, AP5) are being developed to support all major drone and robotic delivery systems, addressing a key barrier to widespread ALM adoption.
●	End-to-End Solution: We combine advanced hardware, a robust software platform, and AI/ML capabilities to deliver a complete ecosystem for automated last-mile exchange.
●	Early Market Validation: We have secured pilot programs with significant customers, including a regional hospital and a specialty pharmaceutical delivery company, providing valuable learning and validation as we refine our path to sustainable economics.

Five-Year Public Plan

The future of last-mile delivery belongs to drones and robots. Arrive AI is building the essential ALM network and platform to enable this transformation. Our five-year plan targets deployment of 100,000 Arrive Points, achieving a revenue model of approximately 50% Network-as-a-Service (Arrive Point Network) and 50% Marketplace (Arrive Point Exchange) & AI Services.

This five-year plan outlines our phased approach from early market solutions and product development through pilot programs, strategic refinement, production ramp, and ultimately network scalability. Our initial deployments focused on pilot validation and iterative learning. Revenue is expected to accelerate as we scale installations and activate subscription, marketplace, and AI service models in line with the milestones shown.

Key phases include transitioning from early third generation (AP3) units toward fourth- and fifth generation (AP4 and AP5) hardware that will fully enable marketplace transactional economics and advanced AI services. Our internal stretch goals reflect ambitious network effects and rapid deployment potential as the ALM ecosystem matures.

This plan is forward-looking and subject to change without notice based on market conditions, technological advancements, strategic partnerships, and capital availability.

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Competition

We recognize emerging competition from:

● Smart locker box and mailbox companies are also adapting to ALM trends and may pursue similar capabilities or business as Arrive AI

● Automation providers, like drone and robotic companies and/or operators, are now also developing point solutions for last-mile delivery handoffs and may pursue similar capabilities or business as Arrive AI

Our strategy leverages our intellectual property and technological advantages developed in AP1, AP2, AP3, AP4 and soon to be AP5, to position Arrive AI’s ALM MaaS solutions as the industry standard, anticipating that proprietary point-solutions will transition towards our broader, full-featured, universal ALM network/platform because of cost, interoperability, and customer demand for universal vs. proprietary solution lock-in.

This business foundation, combined with our strategic product rollout and strong intellectual property portfolio, positions Arrive AI to lead the transformation of ALM infrastructure and the formation of an ALM platform for the emerging ALM ecosystem, in the era that will most certainly be transformed by last-mile autonomous logistics as projected by organizations like ARK Invest in their Annual Innovation Report in the Autonomous Logistics sections.

Environmental Regulation

Our operations are subject to federal, state, and local environmental laws and regulations relating to, among other things, the handling and disposal of materials and waste. We are primarily engaged in office-based functions and research and development activities and do not conduct material manufacturing or industrial operations. Accordingly, we do not believe compliance with environmental laws and regulations has had, or is expected to have, a material effect on our capital expenditures, results of operations, or competitive position.

We generate limited quantities of electronic and office waste, which are managed in accordance with applicable laws, primarily through third-party service providers. We are not aware of any pending or threatened environmental matters that we believe would have a material adverse effect on our business, financial condition, or results of operations.

Government Regulations

The Postal Reorganization Act of 1970 created the U.S. Postal Service (“USPS”) as an independent establishment of the executive branch of the federal government. The Postal Accountability and Enhancement Act of 2006 amended the 1970 Act to give the re-named Postal Regulatory Commission revised oversight authority over many aspects of the USPS, including postal rates, product offerings and service standards. Once we begin our scaled operation and supply the market with Arrive’s ALM Mailboxes, a significant portion of our business will be subject to regulation and oversight by the USPS, posts in other major markets, and the governmental bodies that regulate the postal services themselves. These postal authorities have the power to regulate some of our current products and services and they sometimes also must approve many of our new or future product and service offerings before we can bring them to market. If new or future product and service offerings are not approved or there are significant conditions to approval, regulations on existing products or services are changed, posts utilize their position in the market or their role as product regulator to limit competition in areas where the posts themselves offer solutions, or if we fall out of compliance with the posts’ regulations, our financial performance could be adversely affected.

There has recently been heightened regulatory and enforcement focus relating to the collection, use, retention, transfer, and processing of personal data in the U.S. (at both the state and federal level), including the California Privacy Rights Act, the Virginia Consumer Data Protection Act, and other similar laws that have been or will be enacted by other jurisdictions. In addition, in the U.S., there has been increased legislative and regulatory activity related to artificial intelligence and the risks and challenges artificial intelligence poses, including the current U.S. presidential administration’s executive order to, among other things, establish artificial intelligence safety and security. An actual or alleged failure to comply with applicable U.S. or foreign data protection laws, regulations, or other data protection standards may expose us to litigation (including, in some instances, class action litigation), fines, sanctions, or other penalties, which could harm our reputation and adversely affect our business, results of operations, and financial condition. This regulatory environment is increasingly challenging, based on discretionary factors, and difficult to predict. Consequently, compliance with all applicable regulations in the various jurisdictions in which we do business may present material obligations and risks to our business, including significantly expanded compliance burdens, costs, and enforcement risks; require us to make extensive system or operational changes; or adversely affect the cost or attractiveness of the services we offer. All of these evolving compliance and operational requirements, as well as the uncertain interpretation and enforcement of laws, impose significant costs and regulatory risks that are likely to increase over time. Developing privacy legislation within the U.S. may also create limitations or added requirements on the use and collection of personal data that our ML/AI models will be built for.

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The adoption of drones and autonomous robots for delivery has been gaining momentum in recent years due to the potential for increased efficiency, speed, and cost savings. However, the pace of adoption has been hindered by a variety of legal and regulatory barriers, including the Federal Aviation Administration’s (“FAA”) Beyond Visual Line of Sight (“BVLOS”) requirements. These regulations require operators to demonstrate that their drones can fly beyond the visual line of sight of the pilot or observer and still maintain safe operation. Meeting these requirements has been a significant challenge for many companies seeking to use drones for delivery and has slowed down the pace of adoption. Despite these challenges, many companies are investing heavily in developing and testing delivery drones and robots that can meet the FAA’s BVLOS requirements. As such, Arrive can expect continued progress in the adoption of drones and autonomous robots for delivery, albeit with careful consideration of legal and ethical implications, including compliance with BVLOS requirements.

Also, in our early market focus involving placing our products and providing services to medical facilities, we must also comply with the HIPAA if we handle PHI in the course of our commercial business operations. Despite the need to comply with HIPAA, we are only a provider of intelligent mailboxes and do not and will not manufacture, sell or transport medical or biological products or prescriptions, we are not and will not be subject to any regulations in those areas, for example, the Federal Food, Drug, and Cosmetic Act of 1938 and the Medical Device Amendments of 1976.

Regulations Related to the Transportation of Pharmaceutical and Biomedical Products

Even though we do not and will not manufacture, sell or transport medical or biological products or prescriptions, there are several regulations related to the transportation of pharmaceutical and biomedical products and our potential third-party service providers may be subject to such regulations, described further below.

Title 21 of the Code of Federal Regulations (CFR) regulates shipping, warehousing, distribution, and record keeping of pharmaceuticals. Because of the sensitive nature of some pharmaceutical products, there are many federal, state, and local laws that dictate how to package and transport the items. There are also several different federal agencies with oversight, including the Food and Drug Administration (“FDA”), the FDA’s role is to protect the public’s health by ensuring that the items to be consumed are safe. Prescription drugs and medical devices undergo rigorous screening and testing to ensure they work as the manufacturer claims. Within the context of pharmaceuticals, this means information on the approved temperature range for shipping, warehousing, and distribution. In addition to the FDA’s temperature control requirements, there are other requirements which include hygiene, security, and recordkeeping. The packaging procedures of manufacturers and third-party transportation providers must ensure compliance with FDA’s temperature control requirements. When transporting products that require temperatures outside the normal bounds, it usually requires a particular type of vehicle or trailer. These vans and trucks are modified to allow temperature control while traveling. This helps ensure the products stay within the safe temperature range. The modifications to the trailers and vehicles often include improved gaskets, seals, and partitions that allow the transport of products in different temperature zones. The FDA also sets state licensing laws for pharmaceutical companies.

The most relevant of the FDA requirements is the cold supply chain, which is crucial to many different industries. If products go outside of their safe temperature range, it can lead to ineffective medications, vaccines, or devices. This is what makes compliance so crucial in the medical community. For most products, storage and transportation are easy so long as the temperature range remains between 55- and 77-degrees Fahrenheit, but once outside of that comfortable range, things start to become more challenging. Within the cold supply chain, there are four different steps. The first stage is where the supply is from, such as the factory or plant. The second step is the transportation stage. This stage can occur multiple times and is when the medical devices or medication are on the transport vehicle. The third step, storage, is whenever the product is in a cold storage location before arriving at its final destination. This step also has the possibility of happening more than once. The last step is arrival at the market when the products reach the buyers. This is the stage where the items remain before being sold or administered. Our Company will not guarantee the temperature of any of these items as this is a requirement applicable to manufacturers and transportation third parties in connection with their packaging procedures.

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Transportation: Transporting products that require temperatures outside the normal bounds usually requires a particular type of vehicle or trailer. These vans and trucks are modified to allow temperature control while traveling. This helps ensure the products stay within the safe temperature range. The modifications to the trailers and vehicles often include improved gaskets and seals. Some even have partitions that allow the transport of products in different temperature zones.

Storage: For storage purposes, one must ensure the warehouses will remain compliant with the temperature requirements. Some warehouses have a backup generator in the event of power loss. This will make sure that temperature-sensitive products aren’t lost or damaged. Security, another critical aspect of FDA regulation, is the requirement for who can be around the products while in transit. There are rules about who can and is allowed in proximity to pharmaceuticals. Hygiene, like in restaurants, the FDA is responsible for overseeing the storage conditions of products. Anywhere that the pharmaceuticals are stored must provide adequate cleaning, proper ventilation, and safe storage practices to ensure nothing happens to the products. Recordkeeping, there is a requirement for accurate recordkeeping, which is a requirement for anybody following the FDA-approved pharmaceutical shipping regulations. This work is crucial for products to arrive protected. Being able to provide such documentation also ensures the responsible party pays the cost of any non-compliance problems, including any fines or replacements.

Department of Transportation (DOT): Several scenarios may include the involvement of the Department of Transportation in connection with the transport of pharmaceutical products. This is often in connection with the transportation of hazardous materials. Any planned delivery route must comply with all requirements for the transport of whatever item that has the hazardous materials label. Another government agency applicable to pharmaceutical transportation is the Drug Enforcement Agency (“DEA”). This group gets involved because many different medications double as controlled substances, thanks to the risk of generating addiction. These medications can be anything from painkilling opiates to medicines that address other chronic illnesses. Whatever the individual medical product is, the DEA will be involved if there is the possibility of theft.

These regulations have a significant impact on the operations and responsibilities of third parties, such as those who have autonomous mobile robots (“AMRs”) and drone operations, or those imposed on medical facilities regarding control and preservation of certain medications considered perishable or which may need refrigeration. Although they are not directly applicable to our own business and future operations, these regulations related to aviation, medical and biological operations are applicable to our partners by, for example, increasing their compliance cost and financial burden, and may thereby be unwilling to transition to a smarter and more modern mailbox provider like us. Our intended operations will comply with the specific requirements for each application as defined by the third parties responsible for compliance.

Intellectual Property

Arrive AI’s intellectual property consists of patents, trademarks and trade secrets. Arrive AI’s trade secrets consist of research and development and know-how, all of which we seek to protect, in part, by confidentiality agreements. To protect Arrive AI’s intellectual property, Arrive relies on a combination of laws and regulations, as well as contractual restrictions. Federal trademark law protects Arrive AI’s registered trademarks. Arrive also relies on the protection of laws regarding unregistered copyrights for certain content Arrive creates, as well as trade secret laws to protect Arrive AI’s proprietary technology.

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Trademarks

Arrive has 3 registered trademarks, all of which are being used in commerce, 6 allowed, and 3 pending trademarks:

No.	Mark	Filed	Serial No	Granted	Reg. No
1	DRONEDEK (words)	July 18, 2019	88522545	June 29, 2021	6399323

2	DRONEDEK	December 29, 2020	90426343	April 5, 2022	6689433

3	AIRBOX	Jan. 28, 2016	86890454	Nov. 07, 2017	5330373

4	MAAS - MAILBOX AS A SERVICE	May 6, 2022	97399527	Allowed June 20, 2023

5	THE LAST INCH OF THE LAST MILE	May 6, 2022	97399520	Allowed June 20, 2023

6	ARRIVE	June 20, 2022	97466319	Allowed June 20, 2023

7	ARRIVAL POINT	June 20, 2022	97466345	Allowed June 20, 2023

8	ARRIVE PAY	June 20, 2022	97466377	Allowed June 20, 2023

9	ARRIVE POINTS	June 20, 2022	97466382	Allowed June 20, 2023

10	Arrive - Beyond Delivered	Jan 7, 2024	98345734	Pending

11	Arrive Technology	Jan 7, 2024	98345739	Pending

12	Arrive Go	Jan 7, 2024	98345744	Pending

Arrive has several other trademarks under consideration.

Patents

Arrive has ten (10) approved, registered, and issued United States patents as of June 1, 2026. Arrive AI has two (2) additional patent applications in the examination process by the United States Patent and Trademark Office (“USPTO”). addition, there are seventy-seven (77) non-U.S. patent applications in process. Eight (8) National/non-US Patents have been issued (based on US Patents 2, 4, and 5), five (5) more are allowed, and 65 are pending. Most of these first group of smart/ interactive boxes were related to the original drone deliveries. From the Air Box acquisition, Arrive AI added four (4) of the granted US patents, one (1) US patent pending applications, and one (1) international patent pending in the totals below. These additional business acquisitions and technological developments are focused on receiving multiple packages and allowing multiple users. These foundational patents as well as the newly acquired technology (listed below) consisted of more than 130 patent claims for tracking packages as well as for collecting data from multiple shipping companies and the commercial and residential customers.

Patents and Patents Pending: DRONEDEK was initially granted the first US Patent in 2017 with 2014 priority. A second was granted in 2019 with priority back to the original. A third was issued August 29, 2023, in connection with the expanding floor and homeowners’ recess into ground. The fourth and fifth US patents were issued in 2025. One was the Hot/Cold assist patent and the other represents a unit capable of trimode use – deliveries and shipments from a courier (human), a drone, and/or an automated robot. Arrive also owns four (4) fully-issued US patents acquired through the purchase of Airbox assets in 2023. The multi-user applications are starting to enter the National phase in twelve (12) other countries and the EU. Next generation AP4/5/6 (Arrive Point) will soon be in the provisional stage. The seventy-seven (77) non-US patent applications include the expanding floor, hot/cold assist, and multi-unit which are in national phases in 23 other countries at various levels of exam. Arrive has continued to bolster its protected features and functions with additional patents which are currently pending (see table below).

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Optional features protected by the patents and applications include: a sensor-equipped, fully autonomous landing pad receptacle; a receptacle for receiving or sending food, medicine, groceries, or parcels; a secure receptacle on a porch, roof, window, house, building, existing edifice or mailbox post; interior temperature control (hot and cold holding section); a curved bottom to mitigate damage to the parcel from abrupt drops; infrared, ultraviolet or ozone virus and bacteria prevention including anthrax and COVID; detection of explosive materials; in-ground vaults for home owners association also known as “HOA” restrictions; mobility on trucks, boats and trailers; weather monitoring station, traffic, human and pet movement with facial recognition cameras; powered by a solar panel and/or 110-volt electrical; assist mechanism for robot/aerial unmanned vehicle systems (“AUVS”); and a charging station or battery exchange to the drones, unmanned aerial vehicles (“UAVs”), and units capable of trimode use (Couriers, Unmanned Robots, and Drones).

International Patents Pending: Patents pending are based on the PCT and World Intellectual Property Organization (“WIPO”). International filings are focused on those global markets that provide the best commercial opportunity (the top 20 nations representing over 80% of the global economy). National patents for various countries have been assessed and are being examined in various stages depending on the country’s rules.

Trademarks: DRONEDEK holds three US trademarks registered, an additional eleven are allowed and ready to show use or pending approval; other marks for US and foreign applications are under consideration for protecting the brands with the transition to ARRIVE.

Licenses: DRONEDEK has an exclusive license to all the patents described herein from the inventor and CEO of Arrive, Daniel S. O’Toole. The details of the terms of use for these licenses are further described herein under the section Exclusive Patent License Agreement. New patent applications emerging from the engineers and technicians with Arrive AI are protected by language and IP agreements in the handbook and employee intake documents and hiring process.

	DD - Original Development by Dronedek				AB - Acquired from AirBox

	COUNTRY	SERIAL NO.	FILING DATE	PATENT or Publication NO.	TITLE	STATUS	ANTICIPATED EXPIRATION DATE
DD1	U.S.	14/565,418	12/09/2014	9,840,340	Drone Docking Station and Delivery System	Granted in U.S. 12/12/2017	12/09/2034

DD2	U.S.	15/328,027	11/21/2015	10,457,421	Drone Docking Station and Delivery System	Granted in U.S. 10/29/2019	11/21/2035

DD3	U.S.	17233624	04/19/2021	11,738,883	Expanding Floor/Accordion drone docking station	Granted in U.S. 08/29/2023	04/19/2040

DD3A	International 22 countries plus the EU	PCT/US21/ 27879	04/19/2021	WO 2021 - 216397	Expanding Floor/Accordion drone docking station	Pending Internationally Ready for National stage - 23 countries	04/19/2040

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DD4	U.S.	17233635	04/19/2021	12,304,671	Hot and Cold Section drone docking station Temperature Controlled Device	Granted in U.S. 05/20/2025	04/19/2040

DD4A	International 22 countries plus the EU	PCT/US21/ 27895	04/19/2021	WO2021 - 216407A1	Hot and Cold Section drone docking station Temperature Controlled Device	Pending Internationally Ready for National stage - 23 countries	04/19/2040

DD4B	U.S.	19/173,731	07/25/2023	US 2025-0325133	CIP Hot and Cold Section Drone Docking Station Temperature Controlled Device	Pending in U.S.	07/25/2043

DD5	U.S.	18208803	06/12/2023	12,591,840	CIP Device and system for an autonomous mobile robot, drone, and/or courier to deliver, hold, protect, and return parcels for multi-users in both residential and commercial applications	Granted in U.S. 3/31/2026	11/20/2044

DD5A	International 12 countries plus the EU	PCT/US23/ 25086	06/12/2023	WO2023244549A1	CIP Device and system for an autonomous mobile robot, drone, and/or courier to deliver, hold, protect, and return parcels for multi-users in both residential and commercial applications	Pending Internationally Ready for National stage - 24 countries	06/12/2043

DD6	U.S.	18226016	07/25/2023	12,387,072	CIP A Smart Mailbox receptacle and platform to ship packages and goods from a Trimodal system that includes a courier service, an automated vehicle or robot, and/or an unmanned drone	Granted in US 08/12/2025	07/25/2043

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AB1	U.S.	15018696	02/08/2016	US 10,210,475	Air Box - Systems, devices, and/or methods for managing drone deliveries	Granted in US 1/30/2019	02/08/2036

AB2	U.S.	16846280	04/11/2020	US 11,905,013	Air Box - Systems, Devices, and/or Methods for Managing Drone Tethering	Granted in US 02/20/2024	04/11/2040

AB3	U.S.	18/078,985	12/11/2022	12,369,736	Air Box CIP - Systems, Devices, and/or Methods for Managing Drone Deliveries	Granted in US 07/29/2025.	12/11/2042

AB4	U.S.	16/054,305	08/3/2018	US 11,556,887	Air Box -Systems, devices, and/or methods for managing drone deliveries.	Granted in U.S. 01/17/2023	08/03/2038

●	Anticipated expiration is the terminology used since maintenance fees are required to be paid to assure the full amount of twenty years. Management is not aware of any circumstances that would prevent the timely payment of the maintenance fees as they become due.

●	Maintenance fees are payments to keep the patents active (alive). These payments are made to the patenting agency for that country or nation. For example, in the U.S., the regulatory action and fees are made to the USPTO. For other countries, the payment of fees is commonly paid to the patent regulatory office, specific for each country, where the patent application was originally examined, approved, and issued.

●	The regulatory maintenance fee (often called an annuity) is paid every year for most countries. However, for patents issued from the USPTO, the maintenance fee for each of the issued patent is due at 3 to 3.5 years, then at 7 to 7.5 years, and finally 11 to 11.5 years, respectively, after the date of issue with no early payment options. In the event of a late payment, there is a “six-month grace period” to reactivate a late, unintentional, missed payment of the fee, but a surcharge will be incurred during such grace period at 3.5 to 4 years, 7.5 to 8 years, and 11.5 to 12 years, respectively, after the date of issue.

●	The Company will be responsible for paying patent issue fee, maintenance fees, and annuity fees due on each patent granted, transferred, or licensed to it.

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Employees and Human Capital Resources

As of June 1, 2026, Arrive has 51 full-time employees. The Company also has approximately 10 part-time contract employees.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	shares of Common Stock;

●	shares of Preferred Stock, which may be convertible into shares of Common Stock;

●	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for shares of Common Stock or shares of Preferred Stock;

●	warrants exercisable for debt securities, shares of Common Stock, or shares of Preferred Stock;

●	rights to purchase any of such securities; and

●	units composed of our debt securities, shares of Common Stock, shares of Preferred Stock, and warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price, and the net proceeds to us will be contained in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, relating to such offering.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our certificate of incorporation and bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0002 per share, of which 51,859,347 are issued and outstanding as of June 1, 2026, after giving effect to the Reverse Stock Split retrospectively for all periods presented.

Common Stock

The Company’s common stock is quoted on Nasdaq under the symbol “ARAI”. As of June 1, 2026, there were approximately 9,376 stockholders of record of our common stock.

Preferred Stock

Our current certificate of incorporation does not authorize the issuance of preferred stock, and we have no preferred stock outstanding as of the date of this prospectus. Prior to any offering of preferred stock pursuant to this prospectus, we intend to take the necessary corporate action to amend our organizational documents to authorize the issuance of preferred stock, and any prospectus supplement relating to preferred stock will be filed only after such authorization is in effect. We cannot assure you that such corporate action will be completed on the terms or timeline we currently anticipate.

Certain Anti-takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

As a Delaware corporation, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our Board. This may discourage takeover attempts that might result in payment of a premium over the market price for the shares of common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the Company’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

●	upon consummation of the transaction which resulted in the stockholder becoming an interested outstanding, shares owned by:

●	persons who are directors and also officers, and

●	employee stock plans, in some instances; or

●	at or after the time the stockholder became interested, the business combination was approved by the board of directors are authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Exclusive Forum for certain lawsuits

Our current certificate of incorporation provides, that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the above forum exclusivity provisions. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

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The forum selection provision is intended to apply “to the fullest extent permitted by applicable law,” subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, the exclusive forum provision will not apply to actions brought under the Securities Act, or the rules and regulations thereunder.

Special meeting of stockholders

Our bylaws further provide that special meetings of our stockholders may be called by the Chairman of the Board, the Board, President of Arrive AI Inc., or by the Board upon written request by the holders of a majority of the voting authority of Arrive AI Inc.

Removal of directors

Our bylaws provide that a member of our Board may be removed from service as a director, with or without cause, only by the affirmative vote of the holders of a majority of the shares of voting stock then outstanding and entitled to vote in an election of directors.

Limitation of Liability and Indemnification of Directors and Officers

Our bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification, except as disclosed below. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We are currently engaged in legal proceedings which may require us to indemnify certain officers and directors if the outcome of either proceeding is adverse to our interests. Please see the section titled “Legal Proceedings’ in our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference into this prospectus.

Listing

Our common stock is currently listed on the Nasdaq Global Market under the symbol “ARAI”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Odyssey Transfer and Trust Company. The transfer agent and registrar’s address is 2155 Woodlane Drive, Suite 100, Woodbury, MN 55125. The transfer agent and registrar can be contacted by phone at: (612) 482-5100 or (888) 290-1175.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

●	whether the debt securities will be secured or unsecured;

●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;

●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

●	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

●	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

●	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

●	whether the debt securities may be issuable in tranches;

●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

●	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;

●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

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●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefore; and

●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

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Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;

●	a reduction in the principal amount of or interest on any debt securities;

●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

●	a change in the currency in which any payment on the debt securities is payable;

●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and

●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;

●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

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The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or

●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

●	the trustee has not started such proceeding within 60 days after receiving the request; and

●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;

●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

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●	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

●	the rights, obligations and immunities of the trustee under the indenture; and

●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),

●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,

●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and

●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

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DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	certain United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our Common Stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter with a bank or trust company, as rights agent, all of which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information, or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the Registration Statement of which this prospectus is a part on or before the time we issue a series of rights. See “Available Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials may describe:

●	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

●	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

●	the exercise price payable for the underlying debt securities, shares of our Common Stock upon the exercise of the rights;

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●	the number and terms of the shares of our Common Stock that may be purchased per each right;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

●	any other terms of the rights, including, but not limited to, the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

We may issue units composed of shares of our common stock, debt securities, shares of preferred stock, and warrants, in any combination. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information, or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock” will apply to each unit and to each security included in each unit, respectively.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding our ongoing commercial operations and product development, sales and marketing activities, capital expenditures, working capital, and general and administrative expenses. We may also use a portion of the net proceeds to repay outstanding indebtedness, including amounts outstanding under our Pre-Paid Purchase Agreements with Streeterville Capital, LLC. The amounts and timing of our actual expenditures will depend on numerous factors, including the size and timing of each offering, the state of our commercial operations, and any unforeseen cash needs that may arise. We will set forth in the applicable prospectus supplement our intended use of proceeds for each specific offering conducted pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, including:

●	the name or names of any underwriters, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Global Market or any other organized market on which the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchase

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The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus or other offering materials, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements that may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, or affiliates in the ordinary course of business. Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

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Any person participating in the distribution of Common Stock registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to our Common Stock. These restrictions may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities occur, they will be described in the applicable prospectus supplement, information or document incorporated by reference, related free writing prospectus, or other offering materials.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than shares of Common Stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Arrive AI Inc. The legality of the securities for any underwriters, dealers, or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The financial statements of Arrive AI Inc. as of and for the year ended December 31, 2025, incorporated by reference in this prospectus and elsewhere in this Registration Statement, have been audited by Stephano Slack LLC, an independent registered public accounting firm, as set forth in their report, which contains an explanatory paragraph relating to substantial doubt about Arrive AI Inc.’s ability to continue as a going concern, incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The financial statements of Arrive AI Inc. as of and for the year ended December 31, 2024, incorporated by reference in this prospectus and elsewhere in this Registration Statement, have been audited by Assurance Dimensions LLC, an independent registered public accounting firm, as set forth in their report, which contains an explanatory paragraph relating to substantial doubt about Arrive AI Inc.’s ability to continue as a going concern, incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

Resignation of Independent Registered Public Accounting Firm

On April 4, 2025, in conjunction with its exit from providing audit services to publicly traded companies, Assurance Dimensions, LLC (“Assurance Dimensions”) resigned from its role as independent registered public accounting firm for Arrive AI Inc. (the “Company”). Assurance Dimensions’ reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024, and December 31, 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2024 and December 31, 2023, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and Assurance Dimensions on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Assurance Dimensions’ satisfaction, would have caused Assurance Dimensions to make reference to the subject matter of any such disagreement in connection with its reports for such years, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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The Company provided Assurance Dimensions with a copy of the above disclosures and requested that Assurance Dimensions furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of Assurance Dimensions’ letter dated April 16, 2025 is filed as Exhibit 16.1 to our Direct Listing Registration Statement.

Newly Engaged Independent Registered Public Accounting Firm

On April 18, 2025, the Company engaged Stephano Slack LLC (“Stephano Slack”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the Company’s fiscal years ended December 31, 2024 and December 31, 2023, neither the Company nor anyone on its behalf has consulted with Stephano Slack regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Stephano Slack concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, have filed and will continue to file periodic reports, proxy statements and other information with the SEC. We also maintain a website at ArriveAI.com. where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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$14,967,247
of Common Stock

Arrive AI Inc.

Prospectus Supplement

June 12, 2026